Exhibit 23.1

                         Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form S-3 No. 333-30204) and related Prospectus of America Online, Inc. for the registration of its common stock and to the incorporation by reference therein of our report dated July 21, 1999, except for Note 3, as to which the date is May 12, 2000, with respect to the consolidated financial statements of America Online, Inc. for the three years ended June 30, 1999, incorporated by reference as Exhibit 99 to its Form 10-Q/A for the quarterly period ended March 31, 2000, filed with the Securities and Exchange Commission.

                         /s/ Ernst & Young LLP

McLean, Virginia
May 19, 2000

                                                                   Exhibit 23.1

                         Consent of Independent Auditors

         We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form S-3 No. 333-30204) and related Prospectus of America Online, Inc. for the registration of its common stock and to the incorporation by reference therein of our reports dated February 2, 2000, with respect to the consolidated financial statements, schedule and supplementary information of Time Warner Inc. ("Time Warner") and the consolidated financial statements and schedule of Time Warner Entertainment Company, L.P., included in Time Warner's Annual Report on Form 10-K for the year ended December 31, 1999, filed with the Securities and Exchange Commission.

                         /s/ Ernst & Young LLP

New York, New York
May 19, 2000